Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Fourth Quarter of 2020

Financial and Operating Results

- Invested $436.3 Million in Acquisitions and Revenue Producing Capital Expenditures -

- Issued 8.9 Million Shares for Net Proceeds of $310.9 Million -

- Generated Net Income of $0.24 per Share, FFO of $0.73 per Share and AFFO of $0.74 per Share -

Dallas, TX— February 19, 2021 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the fourth quarter ended December 31, 2020.

FOURTH QUARTER 2020 HIGHLIGHTS

•

Invested $436.3 million, including $435.0 million for the acquisition of 99 properties, with an initial weighted average cash yield of 6.70% and an economic yield of 7.45%. Generated $43.6 million in gross proceeds from the disposition of 17 properties, of which ten were vacant.

•	Generated net income of $0.24 vs $0.02 per diluted share, FFO of $0.73 vs $0.73 per share and AFFO of $0.74 vs $0.76 per share, compared to the same quarter in 2019.
•

Issued 8.9 million shares of common stock, generating net proceeds of $310.9 million, to settle certain forward contracts entered into during 2020. In November 2020, the Board of Directors approved a new $500.0 million At-the-Market Program and the Company terminated its existing At-the-Market Program. As of December 31, 2020, Spirit had unsettled forward contracts for 4.1 million shares of common stock.

•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.3x, or 5.0x assuming the settlement of the 4.1 million open forward equity contracts.
•	Produced strong operational performance, with occupancy of 99.6%, Lost Rent of 3.4% (or 1.0% excluding movie theaters) and Property Cost Leakage of 1.9%.
•

Had Corporate Liquidity of $1.0 billion as of December 31, 2020, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“I am very pleased to report a strong fourth quarter, as demonstrated by our growing earnings, improving credit and operating metrics and robust acquisition activity. I am particularly proud of our portfolio’s demonstrated durability and high credit quality throughout 2020, with no bankruptcies in our top 30 tenants since the COVID-19 pandemic began. In addition, the $436.3 million of capital we deployed during the quarter helped to deepen relationships with our existing tenants and develop new ones. As we look ahead to 2021, we expect to remain highly offensive, maintaining our strong operational performance while continuing to enhance our portfolio and earnings through accretive acquisitions,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on January 15, 2021 to stockholders of record as of December 31, 2020 and the preferred dividend was paid on December 31, 2020 to stockholders of record as of December 15, 2020.

2021 GUIDANCE

The Company is providing guidance for fiscal year 2021:

•	AFFO of $3.00 to $3.10 per share and
•	Net capital deployment of $700 million to $900 million (comprising acquisitions, revenue producing capital expenditures and development deals, net of dispositions).

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's fourth quarter 2020 earnings conference call is scheduled for Friday, February 19, 2021 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through March 5, 2021 with access code 13715529.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of December 31, 2020, our diverse portfolio of 1,860 properties, with an aggregate leasable area of 40.7 million square feet in 48 states, included retail, industrial and office buildings leased to 301 tenants across 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended December 31,
	2020	2019
Net income attributable to common stockholders	$26,583	$2,070
Portfolio depreciation and amortization	54,909	48,724
Portfolio impairments	11,547	10,860
(Gain) loss on disposition of assets	(12,347)	11,910
FFO attributable to common stockholders	$80,692	$73,564
(Gain) loss on debt extinguishment	(25)	2,857
Deal pursuit costs	802	270
Non-cash interest expense	2,770	3,059
Straight-line rent, net of related bad debt expense	(5,491)	(4,762)
Other amortization and non-cash charges	(705)	(1,600)
Non-cash compensation expense	2,914	3,282
Costs related to COVID-19(1)	358	—
AFFO attributable to common stockholders(2)	$81,315	$76,670

Dividends declared to common stockholders	$71,748	$64,049
Dividends declared as a percent of AFFO	88%	84%

Net income per share of common stock – Basic	$0.24	$0.02
Net income per share of common stock – Diluted	$0.24	$0.02
FFO per share of common stock – Diluted(3)	$0.73	$0.73
AFFO per share of common stock – Diluted(3)	$0.74	$0.76

Weighted average shares of common stock outstanding – Basic	109,730,035	99,797,047
Weighted average shares of common stock outstanding – Diluted	109,852,290	100,306,177
(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

AFFO for the three months ended December 31, 2020 includes $2.2 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic.

(3)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended December 31,
	2020	2019
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.2 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	December 31, 2020
2019 Credit Facility	$—
2020 Term Loans, net	177,309
Senior Unsecured Notes, net	1,927,348
Mortgages and notes payable, net	212,582
Convertible Notes, net	189,102
Total debt, net	2,506,341
Unamortized debt discount, net	7,807
Unamortized deferred financing costs	18,515
Cash and cash equivalents	(70,303)
Restricted cash balances held for the benefit of lenders	(12,995)
Adjusted Debt	2,449,365
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$2,621,865

Annualized Adjusted EBITDAre	Quarter Ended December 31, 2020
Net income	$29,170
Interest	26,307
Depreciation and amortization	55,054
Income tax expense	(133)
Gain on disposition of assets	(12,347)
Portfolio impairments	11,547
EBITDAre	109,598
Adjustments to revenue producing acquisitions and dispositions	4,596
Deal pursuit costs	802
Gain on debt extinguishment	(25)
Costs related to COVID-19(1)	358
Adjusted EBITDAre	115,329
Adjustments related to straight-line rent(2)	(506)
Other adjustments for Annualized EBITDAre(3)	397
Annualized Adjusted EBITDAre	$460,880

Adjusted Debt / Annualized Adjusted EBITDAre(4)	5.3	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.7	x

(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)	Adjustment relates to recoveries on straight-line rent receivable balances deemed not probably of collection in previous periods.
(3)

Adjustments for amounts where annualization would not be appropriate are comprised of certain recoveries related to prior period amounts (rent deemed not probable of collection, abatements, property costs and tax expenses) and certain general and administrative expenses.

(4)	Adjusted Debt / Annualized Adjusted EBITDAre would be 5.0x if all 4.1 million shares under open forward sales agreements had been settled on December 31, 2020.

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